Exhibit 5.1



                        SELECTIVE INSURANCE GROUP, INC.
                               40 WANTAGE AVENUE
                         BRANCHVILLE, NEW JERSEY 07890
                                 (973) 948-3000



June 2, 2005


Selective Insurance Group, Inc.
40 Wantage Avenue
Branchville, New Jersey 07890

                         Re: Registration Statement on Form S-8 of 1,760,000
                             shares of common stock, par value $2.00 per share
                             -------------------------------------------------

Ladies and Gentlemen:

          I am Vice President, Assistant General Counsel & Chief Compliance Officer of Selective Insurance Group, Inc. (the "Company"). This opinion is delivered in connection with the Registration Statement on Form S-8 (the "Registration Statement") which you intend to file with the Securities and Exchange Commission (the "Commission") relating to the registration under the Securities Act of 1933 of 1,760,000 shares of common stock, par value $2.00 per share, and the associated preferred share purchase rights (the "Shares") of the Company, issuable pursuant to the Selective Insurance Group, Inc. 2005 Omnibus Stock Plan (the "Plan").

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In rendering the opinions set forth herein, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified, or photostatic copies and the authenticity of the originals of such copies. In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other,

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and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that I did not independently establish or verify, I have relied upon statements or representations of officers and other representatives of the Company and others and of public officials.

         The opinions set forth herein are limited to laws of the State of New Jersey that are normally applicable to securities of the type covered by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those of any other jurisdiction or as to the effect of the law of any other jurisdiction on the opinions herein stated.

          Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized, and when issued and paid for in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                               Very truly yours,


                                               /s/ Michele N. Schumacher
                                               ---------------------------------
                                               Michele N. Schumacher
                                               Vice President, Assistant
                                               General Counsel & Chief
                                               Compliance Officer